UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2012

 ADVANCED VENTURES CORP.
(Exact name of registrant as specified in its charter)

 Delaware
(State or other jurisdiction
of incorporation

 333-169861
(Commission
File Number)

 42-1772663
(IRS Employer
Identification No.)

 No. 6 Houjiayu, Wangzuoxiang
Beijing, China
(Address of principal executive offices)

 100000
(Zip Code)

Registrant's telephone number, including area code +852-53872543

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act

         (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

         (17 CRF 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 17, 2012, the Board of Directors of Advanced Ventures Corp. (the "Company") approved an increase in the size of the Board of Directors to five members.  Also effective on July 17, 2012 the Board of Directors of the Company accepted the resignation of Xu Fei as President, CEO, Secretary, Treasurer and a director of the Company.  On the same date, the Board of Directors accepted the consent to act of Christino Rio and appointed Mr. Rio as Chief Executive Officer and a director of the Company.  In addition, the Board of Directors accepted the consents to act of Jareth Goh and Vincent Kim and appointed Mr. Goh and Mr. Kim as directors of the Company.

Biography of Christino Rio

Mr. Christino Rio (age 57) has 30 years of experience in credit management and control processes.  From 2000 to present, Mr. Rio has been the Regional Commercial Services Controller for Goltens Singapore Pte. Ltd. where he was responsible for credit control and sales support for the South East Asia region.  From 1992 to 2000, Mr. Rio was the Asia Pacific Credit Controller for General Electric-Keppel Energy Services Pte. Ltd. where he was responsible for credit control for the Asia Pacific.  Mr. Rio received a degree in Economics and Business (Honors) from the Luiss University in Rome and a MBA in Finance from the London Business School in 1996.

Biography of Jareth Goh

Mr. Jareth Goh (age 29) has experience covering a variety of industries including banking, real estate and media.  From June 2010 to present, Mr. Goh has been the Vice President of Operations and Business Development for United Gene Healthcare whereby he was responsible for its entire business development, operations and customer service teams and the setup of inter-department workflows.  In addition, Mr. Goh managed to setup headquarters and branches in Hong Kong, Taiwan, Shanghai and a network of service centers over 30 cities in China. From May 2008 to October 2010, Mr. Goh was the Residential and Project Sales Division Director for HSR Property Group whereby he managed a division of over 120 realtors in Singapore, and worked with multiple developers to plan. launch and market both new and existing projects.  From June 2007 to October 2009, Mr. Goh was a Graduate Program Specialist - Asset Services MLPFS Events Management Team for Merrill Lynch Global Services whereby he managed corporate action events for Asia Pacific private clients and spearheaded initiatives to revamp inefficient processes. In addition, Mr. Goh was a Specialist - Asset Services Risk & Control Team for Merrill Lynch Global Services whereby he managed and compiled reports and metrics for Asset Services, managed projects for Merrill Lynch's risk assessment exercise, and coordinated SOX exercise with team supervisors and auditors.  Mr. Goh obtained his Bachelor of Business in Marketing (honors) with a minor in Communication Studies from the Nanyang Technology University, Singapore in 2007.

Biography of Vincent Kim

Mr. Vincent Kim (age 38) has experience in sales and marketing as well as legal and human resources.  From March 2009 to April 2012, Mr. Kim was the Regional Sales Director for Boehringer Ingelheim Singapore Pte. Ltd. whereby he managed and led a team of 100 sales managers and representatives for Singapore and Malaysia and achieved 120% over sales target for 2009 and 2011.  From March 2007 to February 2009, Mr. Kim was the Head of Legal and Human Resources whereby he managed and lead a team of 30 human resource personnel and spearheaded and developed payroll workflows for complicated real estate commission payout process.  From January 1996 to December 2006, Mr. Kim was a licensed aircraft engineer for the Republic of Singapore Air Force.  Mr. Kim received his diploma in Mechanical Engineering from Singapore Polytechnic in 1995.

As a result of the changes set forth above, the Company's current directors and Executive Officers are as follows:

Name

Position

Christino Rio

Chief Executive Officer and a Director

Benson Lim

Chief Financial Officer and a director

Brandon Low

Chief Operating Officer and a director

Jareth Goh

Director

Vincent Kim

Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 23, 2012

ADVANCED VENTURES CORP.

By:

/s/ Benson Lim

Name:

Benson Lim

Title:

Chief Financial Officer and Director